Exhibit 10.1

EXECUTION VERSION
NOTE PURCHASE AGREEMENT
NOTE PURCHASE AGREEMENT, dated May 22, 2026 (this "Agreement"), among Barings Private Credit Corporation CLO 2026-1, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), Barings Private Credit CLO 2026-1, LLC, a limited liability company formed under the laws of the State of Delaware (the "Co-Issuer," and together with the Issuer, the "Co-Issuers") and BNP Paribas Securities Corp.
WHEREAS, (i) the Co-Issuers propose to issue and sell U.S.$275,000,000 Class A Senior Secured Floating Rate Notes due 2034 (the "Class A Notes"), U.S.$65,000,000 Class B Secured Deferrable Floating Rate Notes due 2034 (the "Class B Notes") and U.S.$30,000,000 Class C Secured Deferrable Floating Rate Notes due 2034 (the "Class C Notes" and together with the Class A Notes and the Class B Notes, the "Secured Notes") and (ii) the Issuer proposes to issue U.S.$129,000,000 Subordinated Notes due 2034 (the "Subordinated Notes" and together with the Secured Notes, the "Notes"), in each case, pursuant to an indenture, dated as of May 22, 2026 (the "Indenture"), among the Co-Issuers and State Street Bank and Trust Company, as trustee (in such capacity, the "Trustee").
WHEREAS, subject to the terms and conditions set forth herein, the Co-Issuers propose to issue and sell the Notes set forth on Schedule 2 hereto (collectively, the "Purchased Notes") to BNP Paribas Securities Corp. ("BNPP", and in such capacity, the "Initial Purchaser") pursuant to this Agreement on a private placement basis pursuant to an exemption under Section 4(a)(2) of the United States Securities Act of 1933, as amended (the "Securities Act"). The issuance of the Notes and the offer and sale of the Notes as contemplated by the Offering Documents (as defined below) is referred to herein as the "Transaction".
WHEREAS, the Issuer intends to invest in a portfolio of collateral obligations consisting of U.S. dollar-denominated Senior Secured Loans, First Lien Last Out Loans, Second Lien Loans, Permitted Obligations and Participation Interests (the "Assets"). Barings Private Credit Corporation (the "Collateral Manager") will act as collateral manager pursuant to a collateral management agreement to be dated as of May 22, 2026, between the Collateral Manager and the Issuer (the "Collateral Management Agreement").
WHEREAS, the Issuer has prepared and delivered to the Initial Purchaser (i) a preliminary confidential offering circular, dated April 26, 2026 (the "First Preliminary Offering Circular"), (ii) a second preliminary confidential offering circular, dated April 30, 2026 (the "Second Preliminary Offering Circular" and, together with the First Preliminary Offering Circular, the "Preliminary Offering Circular") and (iii) a final offering circular, dated May 21, 2026 (the "Final Offering Circular"), in each case for delivery to prospective purchasers of the Notes. Those certain deal summaries and Intex files that referenced the Issuer in their title that were distributed to investors on various dates in April 2026, the Preliminary Offering Circular, the Final Offering Circular and all amendments or supplements thereto, or revisions thereof, and any accompanying exhibits, are herein referred to as the "Offering Documents". The Offering Documents collectively describe, among other things, the Notes, the Assets, the Issuer, the Co-

Issuer, the Indenture, the EU/UK Retention Holder, the Collateral Manager and the Collateral Management Agreement.
NOW IT IS HEREBY AGREED as follows (capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Final Offering Circular):
ARTICLE I

PURCHASE AND SALE
Section 1.1    On the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements set forth herein, the Co-Issuers irrevocably agree to sell to the Initial Purchaser, and the Initial Purchaser irrevocably agrees to purchase from the Co-Issuers, the Purchased Notes, in each case, at a price equal to the price (expressed as a percentage of par) set forth in Schedule 2 hereto. With respect to such purchase of the Purchased Notes, each of the Co-Issuers and the Initial Purchaser represents and agrees (with respect to itself) that it (and any other person or entity acting on its behalf, except that the Issuer and the Co-Issuer make no such representation with respect to the Initial Purchaser) will have a reasonable belief on the Closing Date that the purchasers of the Notes (the "Original Purchasers") satisfy the applicable investor eligibility requirements set forth in the Indenture; provided that, for the avoidance of doubt, the foregoing representation and agreement of the Initial Purchaser shall apply only to the Purchased Notes.
Section 1.2    The Purchased Notes sold to the Initial Purchaser shall be issued and sold free from all liens, charges and encumbrances, equities and other third-party rights of any nature whatsoever, together with all rights of any nature whatsoever attaching or accruing to them now or after the date of this Agreement.
ARTICLE II

CLOSING
Section 2.1    On the Closing Date, delivery of and payment for the Purchased Notes shall be made at the offices of Dechert LLP, 300 South Tryon Street, Suite 800, Charlotte, NC 28202. Delivery of the Purchased Notes to the Initial Purchaser shall be made against payment of the purchase price therefor to the order of the Issuer in same day funds by such means as shall be acceptable to the Issuer and the Initial Purchaser (on behalf of the related Original Purchasers). Such payment shall be made upon authorization from the Initial Purchaser (such authorization to be given if the conditions to the Initial Purchaser's obligations set forth herein are either satisfied or waived) against delivery of the Purchased Notes.

ARTICLE III

COSTS AND EXPENSES
Section 3.1    The Issuer shall pay all costs and expenses incidental to the performance of the obligations of the Issuer and the Co-Issuer hereunder, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Article IX hereof, including without limitation:
(a)    all costs, expenses and taxes in connection with the preparation, printing, issuance, sale and delivery of the Notes, including any documentary stamp or similar issue tax and any related interest or penalties incident to the issue, sale and delivery of the Notes;
(b)    all fees and expenses of the Co-Issuers' counsel, accountants and other advisers;
(c)    all costs and expenses in connection with the preparation, production and distribution of the Transaction Documents, the Preliminary Offering Circular, the Final Offering Circular, any other Offering Documents and all other documents and all amendments and supplements thereto relating to the issuance, offering and sale of the Notes;
(d)    all fees and expenses incurred in connection with the formation of the Co-Issuers;
(e)    all fees and expenses of the Trustee and the Administrator and each of their respective counsel;
(f)    all fees and expenses incurred in connection with the rating of the Secured Notes by S&P;
(g)    the structuring and placement fees payable to the Initial Purchaser as set forth in the engagement letter dated as of April 10, 2026 and the Initial Purchaser's costs (including legal fees and expenses) incurred in connection with the issuance, offering and sale of the Notes and the preparation and execution of this Agreement; and
(h)    the legal fees and expenses incurred by the Collateral Manager and the EU/UK Retention Holder.
Section 3.2    The Co-Issuer shall not be responsible for the payment of any costs and expenses set forth in this Article III.
Section 3.3    In order to provide for the payment on the Closing Date, or promptly thereafter, of the costs and expenses payable pursuant to Section 3.1 above, the Issuer authorizes BNPP to withhold from the purchase price payable by BNPP pursuant to Section 1.1 above an amount sufficient to pay such costs and expenses as estimated on the Closing Date by BNPP, and on the Closing Date, or as promptly thereafter as practicable, to pay all such costs and expenses from such withheld funds and deposit in the Collection Account any excess of the amount so withheld over the amount necessary to pay such costs and expenses; provided that BNPP may, at its option, cause the Trustee to pay such costs and expenses as agreed between BNPP and the Trustee. BNPP shall provide the Issuer with an itemization of the use of such withheld amounts in reasonable detail, and with receipts or statements for the related expenditures to the extent available, upon request from the Issuer.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1    Each of the Co-Issuers (with respect to itself) represents and warrants to, and covenants and agrees with, the Initial Purchaser that, on and as of the date hereof (unless otherwise specified below) and the Closing Date:
(a)    the Issuer is duly incorporated and is validly existing as an exempted company incorporated with limited liability under the laws of the Cayman Islands; the Co-Issuer is duly formed and is validly existing as a limited liability company under the laws of the State of Delaware; and each of the Co-Issuers (i) has the power and authority to issue and sell the Secured Notes and, in the case of the Issuer, the Subordinated Notes, to enter into this Agreement and the Indenture and to undertake and perform the obligations expressed to be assumed by it herein and therein, (ii) each of the Co-Issuers has taken all necessary action to approve and to authorize the same and (iii) each of the Co-Issuers is lawfully qualified to do business and is in good standing in those jurisdictions in which it conducts business, except where the failure to be so qualified or in good standing would not have a material adverse effect on its business or financial condition or would otherwise not be material in the context of the issuance, offering and sale of the Notes;
(b)    each of this Agreement and the other Transaction Documents to which either of the Co-Issuers is a party has been duly authorized by the Co-Issuers party thereto and, when duly executed and delivered on the Closing Date, shall constitute, legal, valid and binding obligations of each of the Co-Issuers party thereto, except as such obligations may be limited by bankruptcy, insolvency, winding up, reorganization and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) and except as any rights to indemnity may be limited by U.S. federal and state securities laws and public policy considerations underlying such laws;
(c)    the issue and sale of the Purchased Notes to the Initial Purchaser have been duly authorized by the Co-Issuers; and such Purchased Notes, when duly executed, authenticated, issued and delivered in accordance with the Indenture, and when registered in the Note register and paid for in full by the Initial Purchaser for resale to the related Original Purchasers or by the Original Purchasers, as applicable, in accordance with the Indenture and the terms hereof, and, in the case of Certificated Notes, the provisions of the related purchaser representation letters or subscription agreements, as applicable, shall constitute legal, valid and binding obligations of the Co-Issuers entitled to the benefits provided by the Indenture, except as such obligations may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors or shareholders generally and the application of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law);
(d)    the authorized and issued share or other equity capital of each of the Issuer and the Co-Issuer is as described in the Final Offering Circular and all of their respective issued share or other equity capital has been validly issued and is fully paid;
(e)    no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue, sale or delivery of the Notes, except for those which have been obtained and are in full force and effect, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance by the Co-Issuers of this Agreement, the Indenture or the other Transaction Documents to which either is a party or the consummation of the other transactions contemplated hereby or thereby, except for those which have been duly made or obtained and such as may be required under the state securities or blue sky laws in any jurisdiction in connection with the issuance, offering and sale of the Notes by the Co-Issuers, except where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a material adverse effect on the business or financial condition of the Co-Issuers and would not be material in the context of the issuance, offering and sale of the Notes;
(f)    the execution and delivery of this Agreement, the Indenture and the other Transaction Documents to which either the Issuer or the Co-Issuer is party, the issuance, offering and sale of the Notes and the consummation of the other transactions contemplated by this Agreement, the Indenture and the other Transaction Documents (and compliance with the terms thereof) do not and shall not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the organizational documents of either of the Co-Issuers; and the execution and delivery of this Agreement, the Indenture and the other Transaction Documents, the issuance, offering and sale of the Notes and the consummation of the other transactions contemplated by this Agreement, the Indenture and the other Transaction Documents (and compliance with the terms thereof) do not and shall not conflict with or result in a breach of any indenture, trust deed, mortgage or other agreement or instrument to which either of the Co-Issuers is party or by which either of them or any of their respective properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over either of the Co-Issuers or any of their respective properties, except for such conflicts, breaches, defaults or infringements that would not have a material adverse effect on the business or financial condition of the Co-Issuers and would not be material in the context of the issuance, offering and sale of the Notes;
(g)    the Final Offering Circular is, as of the date thereof and at the Closing Date, true and accurate in all material respects and did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Offering Circular, as of its date, did contain and, as of the Closing Date, contains all information with regard to the Co-Issuers and the Notes, which is material in the context of the issuance, offering and sale of the Notes; provided that this representation and warranty does not apply to, and the Co-Issuers make no representation or warranty as to, statements or omissions made in the Final Offering Circular or any amendment of or supplement thereto in reliance upon and in conformity with written information about the Initial Purchaser furnished in writing to the Co-Issuers by or on behalf of the Initial Purchaser specifically for inclusion therein. Each of the Issuer and Co-Issuer hereby acknowledges that the only information that has been furnished to the Co-Issuers by or on behalf of the Initial Purchaser expressly for use in the Final Offering Circular (or any amendment or supplement thereto) are (i) its name and address, (ii) the information appearing in the Final Offering Circular under the heading "Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Initial Purchaser and its Affiliates" and (iii) the information related to the Initial Purchaser in the Final Offering Circular in the first and fourth paragraphs under the heading "Plan of Distribution" (the "Initial Purchaser Information");
(h)    each of the Co-Issuers has authorized the Initial Purchaser to use the Offering Documents in connection with the offer and resale of the Purchased Notes;
(i)    there are no pending actions, suits or proceedings against or affecting either of the Co-Issuers or any of their respective properties and, to the best of each of the Co-Issuers' knowledge, no such actions, suits or proceedings are threatened or contemplated;
(j)    no event has occurred or is continuing which would, had the Notes already been issued (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement), constitute an Event of Default (under and as defined in the Indenture);
(k)    neither the Issuer nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Cayman Islands;
(l)    to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement, the Indenture and each of the other Transaction Documents in the Cayman Islands, it is not necessary that this Agreement, the Indenture or any other such Transaction Document be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax be paid in the Cayman Islands on or in respect of this Agreement or any such other Transaction Document, except that a nominal stamp duty shall be payable in order to make any such document admissible before a Cayman Islands court in the event that any such document is executed in or brought to the Cayman Islands to be enforced by the courts of the Cayman Islands (provided that, with respect to the Indenture, such stamp duty would cease to be nominal (and could become material) if the security thereunder were in relation to assets based in the Cayman Islands). The Issuer must make an entry in its register of mortgages and charges in respect of all mortgages and charges created under the Transaction Documents in order to comply with Section 54 of the Companies Act (As Revised) of the Cayman Islands; failure by the Issuer to comply with this requirement does not operate to invalidate any mortgage or charge though it may be in the interests of the secured parties that the Issuer should comply with the statutory requirements;
(m)    it is not necessary under the laws of the Cayman Islands (i) to enable any holders of the Notes or the Trustee to enforce their respective rights under the Indenture or any of the other Transaction Documents; or (ii) by reason of the execution, delivery or performance of this Agreement, the Indenture or any of the other Transaction Documents, that they should be licensed, qualified or entitled to carry on business in the Cayman Islands;
(n)    subject to paragraph (l) above, no holder of the Notes will be deemed resident, domiciled, carrying on business or subject to taxation in the Cayman Islands solely by reason of the execution, delivery, performance or enforcement of this Agreement, the Indenture or any of the other Transaction Documents;
(o)    as of the Closing Date, the Notes will meet the requirements of Rule 144A(d)(3) under the Securities Act;
(p)    neither the Issuer nor the Co-Issuer has taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act;
(q)    the Issuer is a foreign issuer within the meaning of Regulation S;
(r)    none of the Issuer, the Co-Issuer, any of their respective affiliates (as that term is defined in Rule 501(b) of Regulation D under the Securities Act, each, an "Affiliate"), or any Person authorized to act on their behalf (other than the Initial Purchaser, as to whom no representation is made) has engaged or will engage in any directed selling efforts (as that term is defined in Regulation S) in connection with the offering or sale of the Notes, and each of the Co-Issuers and their respective Affiliates and any Person acting on their behalf (other than the Initial Purchaser, as to whom no representation is made) has complied and will comply with the offering restrictions requirement of Rule 903 of Regulation S. The Co-Issuers have not entered into any contractual agreement with respect to the distribution of the Notes except for in the case of the Purchased Notes, the arrangements with the Initial Purchaser hereunder;
(s)    none of the Issuer, the Co-Issuer, any of their respective Affiliates or any Person authorized to act on their behalf (other than the Initial Purchaser, as to whom no representation is made) has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering or sale of the Notes in the United States or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Accordingly, each of the Co-Issuers acknowledges that the Notes may not be offered or sold, directly or indirectly, and no offering circular or any advertisements in connection with the Notes may be distributed or published, in or from any country or jurisdiction except under circumstances that shall result in compliance with any applicable rules and regulations of any such country or jurisdiction;
(t)    based on representations by the Initial Purchaser in Section 6.1(c) hereof and the consideration of such factors as the Issuer and its counsel deem necessary or appropriate and based on the transfer restriction provisions set forth in the Indenture, the Issuer has a reasonable belief that the initial sales and subsequent transfers of the Notes shall be limited to Persons who are:
(i)    (x) (a) "qualified institutional buyers" ("Qualified Institutional Buyers") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act or (b) with the written consent of the Co-Issuers (or, in the case of the Subordinated Notes, the Issuer), institutional "Accredited Investors" ("IAIs") as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, that are also (y) "qualified purchasers" ("Qualified Purchasers") as such term is defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"), and the various rules relating thereto and promulgated thereunder for purposes of Section 3(c)(7) of the Investment Company Act; or
(ii)    In the case of the Secured Notes, (x) not "U.S. Persons" (as defined in Regulation S) and (y) purchasing the Secured Notes in offshore transactions in accordance with Rule 903 or 904 of Regulation S;
(u)    no forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Preliminary Offering Circular or the Final Offering Circular has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;
(v)    on the Closing Date (i) the Issuer has the power to grant a security interest in the Collateral Obligations included in the Assets and has taken all necessary actions to authorize the granting of that security interest; (ii) after giving effect to the notice of optional sale and lien release, the Issuer is the sole owner of the Collateral Obligations included in the Assets, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest granted pursuant to the Indenture or as otherwise contemplated by the Indenture; (iii) after giving effect to the notice of optional sale and lien release, the Trustee has a valid and perfected first priority security interest in the Collateral Obligations included in the Assets (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Issuer gives the notices and takes the action required of it under relevant law for perfection of that interest), subject to no prior security interest, lien or encumbrance except as contemplated by the Indenture; and (iv) the performance by the Issuer or the Co-Issuer (as applicable) of its obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Collateral Obligations included in the Assets except as contemplated by the Indenture;

(w)    each of the Co-Issuers possesses, and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by this Agreement, the Indenture and the other Transaction Documents shall possess, all material licenses, certificates, authorizations and permits issued by, and has made, and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by this Agreement, the Indenture and the other Transaction Documents shall have made, all declarations and filings with the appropriate federal, state, local or non-U.S. regulatory agencies or bodies which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Final Offering Circular, except where the failure to possess or make the same would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect with respect to the Issuer or Co-Issuer (as applicable), and neither of the Co-Issuers has received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit shall not be renewed, except where such revocation, modification or non-renewal would not reasonably be expected to have, singularly or in the aggregate, a material adverse effect with respect to the Issuer or the Co-Issuer (as applicable);
(x)    the Co-Issuer is a newly formed entity and has not yet been required to file any Tax Return (as defined below) in any applicable jurisdiction. The charges, accruals and reserves on the books of each of the Issuer and the Co-Issuer in respect of Taxes are adequate. For purposes of this Agreement, the term Taxes shall mean all U.S. federal, state, local or non-U.S. income, payroll, employee withholding, unemployment insurance, social security, sales use, service use, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the United States Internal Revenue Code of 1986, as amended), or other tax of the same or of a similar nature, including any interest, penalty or addition thereto, whether disputed or not, and the term "Tax Return" shall mean any return, declaration, report, form, claim for refund or information return or statement relating to Taxes or income subject to taxation, or any amendment thereto, and including any schedule or attachment thereto;
(y)    none of the Issuer, the Co-Issuer or the pool of Assets is, nor shall be immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by this Agreement, the Indenture and the other Transaction Documents, (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, and the rules and regulations of the SEC thereunder or (ii) required to be registered under the Investment Company Act, nor shall the offer and issuance of the Notes as contemplated by this Agreement, the Indenture and the Final Offering Circular result in a violation of the Investment Company Act;
(z)    neither of the Co-Issuers is, nor immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by this Agreement, the Indenture and the other Transaction Documents shall be, required to be registered under the United States Commodity Exchange Act, as amended, as a "commodity pool";

(aa)    the issuance, offering and sale of the Purchased Notes by the Co-Issuers to the Initial Purchaser hereunder shall not involve any non-exempt prohibited transaction (as such term is defined in Section 406(a) of ERISA and Section 4975(c)(1)(A)-(D) of the United States Internal Revenue Code of 1986, as amended). Neither the Issuer nor the Co-Issuer maintains an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to ERISA;
(bb)    it is not necessary, in connection with the issuance, offer, sale and delivery of the Purchased Notes by the Co-Issuers and the initial resale of the Purchased Notes by the Initial Purchaser and its agents (if any), in each case in the manner contemplated by this Agreement and the Final Offering Circular, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, or the rules and regulations of the SEC applicable to an Indenture that is qualified thereunder (assuming compliance by the Initial Purchaser and its Affiliates with the representations, warranties and undertakings of the Initial Purchaser contained herein, and none of the Issuer, the Co-Issuer, any of their Affiliates or any Person authorized to act on their behalf (except for the Initial Purchaser, as to whom no representation is made) has made offers or sales of any security (as defined in the Securities Act), or solicited offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act (it being understood that the Co-Issuers make no such representations as to the activities of the Initial Purchaser hereunder);
(cc)    each certificate representing a Note shall bear the legend contemplated by the Final Offering Circular for the time period and upon the other terms stated in the Final Offering Circular;
(dd)    since the dates as of which information is given in the Offering Documents, except as stated therein or contemplated thereby, (i) there has been no event or development (other than any decline in the value of the Assets), involving either of the Co-Issuers that has resulted, or can reasonably be expected to result, in a material adverse effect with respect to either of the Co-Issuers, (ii) there have been no transactions entered into by either of the Co-Issuers, other than those in the ordinary course of business, or that are described in the Final Offering Circular, which are material with respect to either of the Co-Issuers and (iii) there has been no dividend or distribution of any kind declared, paid or made by either of the Co-Issuers;
(ee)    each of the Co-Issuers acknowledges and agrees that: (i) the purchase and sale of the Purchased Notes pursuant to this Agreement, including the determination of the offering price of the Purchased Notes and any related discounts and commissions, is an arm's length transaction between each of the Co-Issuers, on the one hand, and the Initial Purchaser, on the other hand, and each of the Co-Issuers is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the Transaction; (ii) in connection with the Transaction and the process leading to the Transaction the Initial Purchaser is and has been acting solely as the initial purchaser of the Purchased Notes and is not the financial advisor, agent or fiduciary of any of the Issuer, the Co-Issuer or their respective affiliates, stockholders, members, creditors or employees or any other party; (iii) the Initial Purchaser has not assumed nor shall it assume an advisory, agency or fiduciary responsibility in favor of either the Issuer or the Co-Issuer with respect to the Transaction or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising either the Issuer or the Co-Issuer on other matters) or any other obligation to the Issuer or the Co-Issuer except the obligations expressly set forth in this Agreement; (iv) the Initial Purchaser and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Co-Issuers and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Co-Issuers have consulted its own advisors to the extent it deemed appropriate and the Co-Issuers are responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchaser shall have no responsibility or liability to the Co-Issuers with respect to any legal, accounting, regulatory, investment or tax matters.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Initial Purchaser, with respect to the subject matter of this Section 4.1(ee). The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Initial Purchaser with respect to any breach or alleged breach of agency or fiduciary duty;
(ff)    the Issuer has given a written representation and undertaking to the Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (D) of Rule 17g-5 of the Exchange Act ("Rule 17g-5") with respect to the Secured Notes rated by such Rating Agency, and it has complied with each such representation and undertaking;
(gg)    neither of the Co-Issuers, any of their respective subsidiaries, any of their respective directors or officers, or, to their best knowledge, any of their respective agents, employees or affiliates, or any such affiliate's director, officer, agent or employee, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction, and each of the Co-Issuers has instituted and maintains policies and procedures designed to prevent any such violation; or
(hh)    neither of the Co-Issuers, any of their respective subsidiaries, any of their respective directors or officers, or, to their best knowledge, any of their respective agents, employees or affiliates, or any such affiliate's director, officer, agent or employee of either of the Co-Issuers or any of their affiliates, is a Person that is, or is owned or controlled by one or more Persons that are: (A) the subject or target of any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union, the French Republic, His Majesty's Treasury and/or any other relevant sanctions authority (collectively, "Sanctions"; such Person, a "Sanctioned Person") or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country or territory (such government, country or territory, a "Sanctioned Jurisdiction").

Section 4.2    Each of the Co-Issuers represents and warrants to, and covenants and agrees with, the Initial Purchaser as to the matters set forth in Schedule 1 hereto.
Section 4.3    The Initial Purchaser represents that it is not (a)(i) resident solely in the United Kingdom (under the domestic laws of the United Kingdom) or (ii) resident both in the United Kingdom and another jurisdiction (under the respective domestic laws of the United Kingdom and such other jurisdiction). It is a U.S. corporation for U.S. federal income tax purposes and shall provide the Issuer with a properly completed and executed IRS Form W-9 upon becoming a party hereto.
ARTICLE V

CERTAIN AGREEMENTS OF THE CO-ISSUERS
Each of the Co-Issuers covenants and agrees with the Initial Purchaser as follows:
Section 5.1    The Co-Issuers shall use their best efforts to obtain on or prior to the Closing Date all government authorizations required in connection with the issuance and sale of the Notes to be issued on such date and the performance of their respective obligations hereunder and under the Indenture and the other Transaction Documents to which the Issuer or the Co-Issuer, as applicable, is a party, and to cause such authorizations to be continued in effect so long as any of the Notes remain outstanding; provided that in no event shall either of the Co-Issuers be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation or other burdensome requirements in a jurisdiction in which it is not already so subject.
Section 5.2    The Co-Issuers shall furnish to the Initial Purchaser, without charge, as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Purchased Notes, as many copies of the Final Offering Circular and of any amendments or supplements thereto as the Initial Purchaser may reasonably request.
Section 5.3    If at any time prior to the earlier of (a) the completion of the distribution of the Purchased Notes (as determined by the Initial Purchaser); and (b) the 90th day following the Closing Date (the "Offering Period"), any event occurs or condition exists as a result of which the Offering Documents as then amended or supplemented would contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement the Final Offering Circular to comply with applicable law, the Co-Issuers shall promptly so notify the Initial Purchaser, instruct the Initial Purchaser promptly to suspend solicitation of offers to purchase the Purchased Notes and, upon the request of the Initial Purchaser, the Co-Issuers shall at their own expense, (i) prepare and furnish to the Initial Purchaser, subject to prior review by the Initial Purchaser as provided by the following Section 5.4, an amendment or supplement to the Final Offering Circular that will correct such statement or omission or effect such compliance; and (ii) supply any amended or supplemented Final Offering Circular to the Initial

Purchaser in such quantities as the Initial Purchaser may reasonably request, and the Initial Purchaser agrees not to use any prior version of the Offering Documents in connection with the offer or sale of the Purchased Notes following receipt of such notice.
Section 5.4    The Co-Issuers shall not publish any amendment or supplement to the Final Offering Circular unless the Initial Purchaser has been previously advised of, and furnished with a copy for review of, any such proposed amendment or supplement, and the Co-Issuers shall not publish any such proposed amendment or supplement to which the Initial Purchaser reasonably objects unless counsel to the Co-Issuers advises the Co-Issuers, in a written opinion, with a copy to the Initial Purchaser, that (i) without such proposed amendment or supplement the Final Offering Circular, as then amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) such proposed amendment or supplement is required pursuant to an order of a regulatory authority having jurisdiction over the Issuer.
Section 5.5    Subject to the foregoing, the Co-Issuers shall prepare promptly, upon the reasonable request of the Initial Purchaser, any amendments of or supplements to the Final Offering Circular that in the opinion of the Initial Purchaser may be reasonably necessary to enable the Initial Purchaser to continue to resell the Purchased Notes, subject to the approval of the Initial Purchaser's counsel.
Section 5.6    Within six months prior to the issuance of the Purchased Notes, the Co-Issuers and their respective Affiliates or any Person authorized to act on their behalf have not offered, sold, contracted to sell or otherwise disposed of and, within six months following the issuance of the Purchased Notes, shall not offer, sell, contract to sell or otherwise dispose of any Notes or any securities of the same or similar class as the Notes, under circumstances that would require registration of the Notes under the Securities Act.
Section 5.7    The Issuer shall use the proceeds from the sale of the Notes in the manner described in the Final Offering Circular under the caption "Use of Proceeds".
Section 5.8    Except as permitted by the Securities Act, prior to notice to and review by the Initial Purchaser, the Co-Issuers will not publish or distribute any offering material in connection with the offering of the Notes, unless the Initial Purchaser shall have consented to the publication or use thereof.
Section 5.9    None of the Issuer, the Co-Issuer, any of their respective Affiliates or any Person authorized to act on their behalf (except for the Initial Purchaser, as to whom no representation is made) shall engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes to any U.S. Person (as that term is defined in Regulation S).
Section 5.10    The Co-Issuers shall advise the Initial Purchaser, promptly after they shall receive notice or obtain knowledge thereof, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and, in the event of the issuance of any order suspending any such qualification, to use promptly commercially reasonable efforts to obtain its withdrawal.
Section 5.11    The Co-Issuers shall promptly and from time to time during the Offering Period take such action as the Initial Purchaser may reasonably request to qualify the Purchased Notes for offering and sale in a manner not involving any public offering under the securities laws of such jurisdictions as the Initial Purchaser may request.
Section 5.12    Each of the Co-Issuers shall at all times during the Offering Period extend, and use its best efforts to cause the Collateral Manager to extend, to each prospective investor the opportunity to ask questions of, and receive answers from, the Issuer and Collateral Manager concerning their respective businesses, managements and financial affairs, and the Notes and the terms and conditions of the offering thereof, and to obtain any information such prospective investors may consider necessary in making an informed investment decision or in order to verify the accuracy of the information set forth in the Offering Documents, to the extent the Issuer or the Collateral Manager possesses the same or can acquire it without unreasonable effort or expense; provided that the Issuer shall permit, and shall use its best efforts to cause the Collateral Manager to permit, representatives of the Initial Purchaser to be present at, or participate in, any meeting or telephone conference between the Issuer or the Collateral Manager and any prospective investor identified by the Initial Purchaser, and shall give the Initial Purchaser reasonable notice thereof, and the Issuer shall not furnish, and shall use its best efforts to cause the Collateral Manager not to furnish, any such written information to any such prospective investor without first giving the Initial Purchaser a reasonable opportunity to review and comment on such information.
Section 5.13    The Co-Issuers shall not solicit any offer to buy from or offer to sell to any Person any Purchased Notes, except through the Initial Purchaser.
Section 5.14    The Issuer will comply with the representations made by it to the Rating Agency in accordance with paragraph (a)(3)(iii) of Rule 17g-5 with respect to the Secured Notes rated by the Rating Agency.
Section 5.15    The Issuer will not offer any of the Notes in or to its own or any affiliated participant-directed employee plan.
Section 5.16    The Co-Issuers shall, for so long as any Notes are outstanding and at any time that the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of Notes, furnish to such holder, and to any prospective purchaser or purchasers of Notes designated by such holder, information satisfying the requirements of Rule 144A(d)(4) under the Securities Act, it being agreed that this covenant is for the benefit of the holders from time to time of the Notes and prospective purchasers of the Notes designated by such holders.
Section 5.17    The Issuer shall cooperate with the Initial Purchaser and use its best efforts to permit the Global Notes to be eligible for clearance and settlement through the facilities of the Depository Trust Company.

Section 5.18    So long as any Notes are outstanding, neither the Issuer nor the Co-Issuer shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the SEC thereunder.
Section 5.19    So long as any Notes are outstanding, each of the Issuer and the Co-Issuer shall maintain policies and procedures designed to prevent violation of any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction.
Section 5.20    So long as any Notes are outstanding, each of the Issuer and the Co-Issuer covenants and agrees that it will not, directly or indirectly, use the proceeds from the sale of the Purchased Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or any other Person for the purpose of financing or facilitating any activity of or transaction with any Person, or in any country or territory, that, at the time of such financing or facilitation, is a Sanctioned Person or Sanctioned Jurisdiction, as applicable, or in any other manner that would result in a violation of Sanctions by any Person or entity.
ARTICLE VI

SELLING RESTRICTIONS
Section 6.1    The Initial Purchaser agrees to the following:
(a)    to deliver the Final Offering Circular to each initial investor to whom it sells Purchased Notes;
(b)    not to solicit offers for, or offer or sell, the Purchased Notes by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act);
(c)    to solicit offers for the Secured Notes only from, and to offer the Purchased Notes only to, investors that the Initial Purchaser reasonably believes are:
(i)    (x) (A) Qualified Institutional Buyers or (B) IAIs that are also (y) Qualified Purchasers; or
(ii)    solely in the case of the Secured Notes, (x) not "U.S. Persons" (as defined in Regulation S) and (y) purchasing the Secured Notes in offshore transactions in accordance with Rule 903 or 904 of Regulation S;
(d)    it will send to each other dealer to which it sells Purchased Notes pursuant to Regulation S during the "distribution compliance period" (as defined in Regulation S) a confirmation or other notice setting forth the restrictions on offers and sales of the Purchased Notes in non-offshore transactions or to, or for the account or benefit of, U.S. persons.

The Initial Purchaser agrees that it will purchase, resell and offer the Purchased Notes in accordance with the terms and conditions applicable to offers and sales of the Purchased Notes set forth in the Final Offering Circular.
The Initial Purchaser agrees it has not made and will not make, directly or indirectly, any invitation to the public in the Cayman Islands to subscribe for the Purchased Notes.
The Issuer confirms that it has authorized the Initial Purchaser to offer the Secured Notes prior to the date hereof in a manner consistent with the foregoing and to use the Offering Documents in connection therewith.
ARTICLE VII

CONDITIONS PRECEDENT
Section 7.1    The obligations of the Initial Purchaser hereunder shall be subject to the accuracy in all material respects of the representations and warranties of each of the Co-Issuers contained herein as of the date hereof, to the accuracy in all material respects of the statements of each of the Co-Issuers made in any certificates delivered pursuant hereto on such date, to the performance by each of the Co-Issuers of their respective obligations hereunder and to the following additional conditions:
(a)    Each of the Co-Issuers shall have obtained all governmental authorizations required in connection with the issuance, offering and sale of the Notes and the performance of their respective obligations hereunder and under the other Transaction Documents to which each of the Issuer or the Co-Issuer, as applicable, is a party.
(b)    Each of the Co-Issuers shall have furnished to the Initial Purchaser a certificate of each of the Co-Issuers signed on behalf of the Issuer or the Co-Issuer, as the case may be, by a director or the member of the Issuer or Co-Issuer, as the case may be, dated the Closing Date, to the effect that:
(i)    each of the Issuer and Co-Issuer has examined the Offering Documents, the Indenture and this Agreement;
(ii)    in the opinion of the Issuer or the Co-Issuer (as applicable) the information in the Final Offering Circular (other than (A) the information in the Final Offering Circular set forth under the headings "Risk Factors—Relating to the Collateral Manager and its Affiliates", "Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving the Collateral Manager and its Affiliates", "The Collateral Manager" and "The EU/UK Retention Holder and the EU/UK Retention and EU Transparency Requirements—Description of the EU/UK Retention Holder" and in each case, the subheadings thereunder and (B) the Initial Purchaser Information), as of the date thereof (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)    the representations and warranties of the Co-Issuers in the Indenture and this Agreement are true and correct in all material respects on and as of the Closing Date; and
(iv)    the Co-Issuers have performed all of their respective obligations and satisfied all the conditions on their respective parts to be satisfied at or prior to the Closing Date as set forth in the Indenture and this Agreement.
(c)    The Issuer shall have furnished to the Initial Purchaser the opinion or opinions of Dechert LLP, special New York counsel to the Co-Issuers, and Walkers (Cayman) LLP, Cayman Islands counsel to the Issuer, each dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, to the effect set forth in the Indenture.
(d)    The Trustee shall have furnished to the Initial Purchaser the opinion of Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser, to the effect set forth in the Indenture.
(e)    Dechert LLP, counsel to the Collateral Manager, shall have furnished to the Initial Purchaser its written letter with respect to the Final Offering Circular in relation to Rule 10b-5 under the Securities Act, addressed to the Initial Purchaser, dated the Closing Date and in form and substance satisfactory to the Initial Purchaser.
(f)    (i) The Class A Notes are rated "AAA (sf)" by S&P, (ii) the Class B Notes are rated at least "AA (sf)" by S&P and (iii) the Class C Notes are rated at least "A (sf)" by S&P.
(g)    The conditions precedent to the issuance of the Notes under the Indenture and the conditions precedent to the performance by each of the Co-Issuers of its obligations under the Indenture shall have been satisfied or waived.
(h)    The Collateral Manager shall have furnished to the Initial Purchaser a certificate, dated the Closing Date, signed by an officer of the Collateral Manager certifying that:
(i)    the Collateral Manager has examined the Final Offering Circular;
(ii)    in the opinion of the Collateral Manager, the information in the Final Offering Circular set forth under the headings "Risk Factors—Relating to the Collateral Manager and its Affiliates", "Risk Factors—Relating to Certain Conflicts of Interest— The Issuer will be subject to various conflicts of interest involving the Collateral Manager and its Affiliates", "The Collateral Manager" and "The EU/UK Retention Holder and the EU/UK Retention and EU Transparency Requirements—Description of the EU/UK Retention Holder" and in each case, the subheadings thereunder, as of the date thereof (including as of the date of any supplement thereto on or prior to the date of the certificate) and as of the Closing Date, does not contain any untrue statement of a material fact and does not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(iii)    as of the Closing Date, to the best of its knowledge, there has been no event or development with respect to the Collateral Manager or any of its Affiliates that could reasonably be expected to result in a material adverse effect on the issuance, offer or sale of the Notes as contemplated by the Offering Documents or on the ability of the Collateral Manager to perform, in all material respects, its obligations under the Collateral Management Agreement.
(i)    The Transaction Documents shall have been duly executed and delivered on or before the Closing Date by or on behalf of the relevant parties thereto and in form and substance satisfactory to the Initial Purchaser.
(j)    Prior to the Closing Date, the Issuer shall furnish to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.
Section 7.2    All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all respects to the Initial Purchaser. The Issuer shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchaser shall reasonably request.
Section 7.3    If any of the conditions specified in this Article VII shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, letters, documents and certificates referred to in or contemplated by this Agreement shall not be in all respects reasonably satisfactory in form and substance to the Initial Purchaser and its counsel, this Agreement and all obligations of the Initial Purchaser hereunder may be canceled by BNPP on, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.
ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION
Section 8.1    Subject to the Priority of Payments and Section 15.1(b) hereof, each of the Issuer and the Co-Issuer agrees to indemnify and hold harmless the Initial Purchaser and each Person, if any, who controls the Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective affiliates, officers, directors and employees of the Initial Purchaser and each such Person, against any losses, claims, damages or liabilities, joint or several, to which the Initial Purchaser or such controlling person and the respective affiliates, officers, directors and employees of the Initial Purchaser and each such Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the consummation of the transactions contemplated by the Preliminary Offering Circular or the Final Offering Circular or the execution and delivery of, and the consummation of the transactions contemplated by, this Agreement, the Indenture or the other Transaction Documents, which indemnity shall include any losses, claims, damages or liabilities that are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Documents or any amendment or supplement thereto; or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Initial Purchaser shall not be so indemnified to the extent such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Initial Purchaser Information. The Co-Issuers shall reimburse, as incurred, the Initial Purchaser and each such affiliate, officer, director, employee or controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser and each such affiliate, officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement shall be in addition to any liability that the Issuer may otherwise have.
Section 8.2    The Initial Purchaser agrees to indemnify and hold harmless the Issuer, the Co-Issuer, their respective directors, officers and each Person, if any, who controls the Issuer or the Co-Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities that are based upon any untrue statement or alleged untrue statement of any material fact contained in the Initial Purchaser Information; or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 8.3    In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity will be sought pursuant to Section 8.1 or 8.2, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity will be sought (the "indemnifying party") in writing; provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Article VIII except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Article VIII. The indemnifying party, upon request of the indemnified party, shall retain counsel satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party fails to retain counsel as provided in the preceding sentence. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of parties indemnified pursuant to Section 8.1, and by the Co-Issuers, in the case of parties indemnified pursuant to Section 8.2. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
Section 8.4    To the extent the indemnification provided for in Section 8.1 or 8.2 is unavailable to an indemnified party or is insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Co-Issuers from the offering of the Notes on the one hand and the benefits received by the Initial Purchaser on the other hand from the sale and purchase of Notes hereunder or (ii) if the allocation provided by clause 8.4(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8.4(i) above but also the relative fault of the Co-Issuers on the one hand and of the Initial Purchaser on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Benefits received by the Co-Issuers shall be deemed to be equal to the total net proceeds from the sale of the Purchased Notes hereunder (before deducting expenses), including the amount (immediately prior to retirement) of any liabilities retired in exchange for the Purchased Notes sold hereunder, and benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchaser from the Co-Issuers in connection with the purchase of the Purchased Notes hereunder. The relative fault of the Co-Issuers on the one hand and of the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Co-Issuers or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
Section 8.5    The Co-Issuers and the Initial Purchaser agree that it would not be just or equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, the Initial Purchaser shall not be required to make contributions hereunder that in the aggregate exceed the amount by which (a) the sum of, without duplication, (i) any commission applicable to the Purchased Notes purchased by the Initial Purchaser hereunder plus (ii) the excess of the total price at which the Purchased Notes are sold to investors by the Initial Purchaser over the price paid by the Initial Purchaser to the Co-Issuers for the Purchased Notes exceeds (b) the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay in respect of the same or any substantially similar claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8.5, each Person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of the Initial Purchaser shall have the same rights to contribution as the Initial Purchaser, and each director and officer of each Co-Issuer shall have the same rights to contribution as the Co-Issuer, subject in each case to the applicable terms and conditions of this Section 8.5.
Section 8.6    The indemnity and contribution provisions contained in this Article VIII and the representations, warranties and other statements of the Issuer and the Co-Issuer contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Initial Purchaser or any Person controlling the Initial Purchaser or by or on behalf of the Co-Issuers or their respective officers or directors or any Person controlling either of the Co-Issuers; and (iii) acceptance of and payment for any of the Purchased Notes.
Section 8.7    The remedies provided for in this Article VIII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

ARTICLE IX

TERMINATION OF AGREEMENT
Section 9.1    The Initial Purchaser, in its absolute discretion, by notice to the Co-Issuers prior to delivery of and payment for the Purchased Notes, may terminate this Agreement and the obligations of each of the Co-Issuers and the Initial Purchaser hereunder (except as expressly provided in Section 10.1) if, prior to such time:
(a)    either of the Co-Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto;
(b)    trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade;
(c)    a general moratorium on commercial banking activities in the Cayman Islands or New York shall have been declared by the relevant federal, New York or Cayman Islands authorities;
(d)    there shall have occurred any outbreak or escalation of hostilities or any other insurrection or armed conflict involving the United States, or any change in financial markets, political or economic conditions, currency exchange rates or controls, or any calamity or crisis, that in the sole judgment of the Initial Purchaser, is material and adverse, and makes it impracticable or inadvisable to proceed with the offering, marketing or delivery of the Notes as contemplated by the Offering Documents, as amended as of the date hereof; or
(e)    there shall have occurred a terrorist attack or similar hostilities against the United States and/or its citizens and/or their respective properties within the states and territories of the United States or in foreign countries, that in the sole judgment of the Initial Purchaser, is material and adverse, and makes it impracticable or inadvisable to proceed with the offering, marketing or delivery of the Purchased Notes as contemplated by the Offering Documents, as amended as of the date hereof.
Section 9.2    Termination of this Agreement pursuant to Section 9.1 shall be without liability of any party to any other party except for any liability arising before or in relation to such termination.
ARTICLE X

SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC
Section 10.1    The respective agreements, representations, warranties, covenants, indemnities and other statements made by or on behalf of each of the Co-Issuers or their respective officers and the Initial Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect (in the case of the Co-Issuers, regardless of any investigation or any statements as to the results thereof made by or on behalf of the Initial Purchaser or any officer, director, employee or controlling person of the Initial Purchaser) and shall survive offering and delivery of the Notes. The provisions of this Section 10.1, Articles III, IV and VIII and Section 15.1 shall survive the termination of this Agreement.
ARTICLE XI

INFORMATION SUPPLIED BY THE INITIAL PURCHASER; DISTRIBUTION OF OFFERING DOCUMENTS
Section 11.1    The Initial Purchaser Information constitutes the only information furnished by the Initial Purchaser to the Issuer for the purposes of Section 4.1(g), Section 8.1 and Section 8.2 hereof.
ARTICLE XII

NOTICES
Section 12.1    All communications hereunder shall be in writing and shall be sufficient in all respects if delivered in person, sent by registered mail or by facsimile and confirmed to it:
(a)    in the case of the Initial Purchaser:
BNP Paribas Securities Corp.
787 7th Avenue
New York, New York 10019
Attention: Fixed Income Structuring and Legal Dept.
(b)    in the case of the Issuer:
Barings Private Credit Corporation CLO 2026-1
c/o Walkers Fiduciary Limited
190 Elgin Avenue
George Town, Grand Cayman, KY1-9008
Cayman Islands
Attention: The Directors

(c)    in the case of the Co-Issuer:
Barings Private Credit CLO 2026-1, LLC
c/o Puglisi & Associates
850 Library Avenue, Ste. 204
Newark, Delaware 19711
Attention: Donald J. Puglisi
Section 12.2    Any notice under this Article XII shall take effect, in the case of delivery, at the time of delivery and, in the case of telex or facsimile, at the time of dispatch.
ARTICLE XIII

CONSENT TO JURISDICTION
Section 13.1    Each of the Co-Issuers hereby irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of any New York State or United States federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding against either of the Co-Issuers arising out of or relating to this Agreement, the Offering Documents or the Notes ("Proceedings"), and each of the Co-Issuers hereby irrevocably agrees that all claims against it in respect of such action or proceeding may be heard and determined in any of such courts. To the fullest extent permitted by applicable law, each of the Co-Issuers agrees that a final judgment obtained in any such court described above in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law. On the Closing Date, each of the Co-Issuers shall irrevocably designate and appoint Corporation Service Company, whose address is 19 West 44th Street, Suite 200, New York, New York 10036, as their respective agent to receive service of process in any proceedings in the City and County of New York; provided that failure to deliver any such copy to either of the Co-Issuers, as applicable, or in care of either of the Co-Issuers, as applicable, shall not affect the validity or effectiveness of any such service of process. Each of the Co-Issuers agrees that service of process on the aforementioned agent and written notice of such service to either of the Co-Issuers, as applicable, as provided above shall be deemed in every respect effective service of process.
Section 13.2    To the extent that either of the Co-Issuers has or hereafter may acquire any immunity from jurisdiction of any such court referred to above, or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Co-Issuers hereby irrevocably waives, to the extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.
Section 13.3    Each of the Co-Issuers hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any such action or proceeding in such respective courts referred above.
ARTICLE XIV

WAIVER OF JURY TRIAL RIGHT
Section 14.1    EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING. Each of the parties hereby (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of a Proceeding, seek to enforce the foregoing waiver; and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.
ARTICLE XV

MISCELLANEOUS
Section 15.1    (a) The Initial Purchaser covenants and agrees that, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect plus one day after the payment in full of all of the Notes issued by the Co-Issuers and any other debt obligations of the Issuer that have been rated upon issuance by any rating agency at the request of the Issuer, it shall not institute against, or join any other Person in instituting against, the Co-Issuers any bankruptcy, winding-up, reorganization, arrangement, insolvency, liquidation or moratorium proceedings or other similar proceedings under the laws of the Cayman Islands, U.S. federal or state bankruptcy law or similar laws of any jurisdiction. Nothing in this Section 15.1(a) shall preclude, or be deemed to estop, the Initial Purchaser (i) from taking any action prior to the expiration of the aforementioned period in (A) any case, suit, action or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency case, suit, action or proceeding filed or commenced by a Person other than the Initial Purchaser or (ii) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation case, suit, action or proceeding.
(b)    Notwithstanding any other provision of this Agreement, the obligations of the Co-Issuers from time to time and at any time hereunder are limited-recourse obligations payable solely from the Assets available at such time in accordance with the Priority of Payments and following realization thereof and reduction thereof to zero, all obligations of and all remaining claims against the Co-Issuers hereunder or arising in connection herewith shall be extinguished and shall not thereafter revive. No recourse may be had under this Agreement against any employee, incorporator, officer, partner, member or director of any party hereto (collectively, the "Associated Persons"), in respect of the transactions contemplated by this Agreement, it being expressly agreed and understood that this Agreement is solely an obligation of each of the parties hereto and that no personal liability whatever shall attach to or be incurred by any Associated Person under or by reason of the obligations, representations and agreements of the parties contained in this Agreement, or implied therefrom.
Section 15.2    If any term, provision, covenant or condition of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), shall continue in full force and effect, and such unenforceability, invalidity, or illegality shall not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement shall not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties shall endeavor in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.
Section 15.3    This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement; provided that no electronic signatures may be executed through the use of DocuSign or another similar third-party service provider.
Section 15.4    This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns and, with respect to Article VIII hereof, the affiliates, officers, directors, employees and controlling Persons thereof, and no other Person shall have any right or obligation hereunder. Neither this Agreement nor any right or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that a party may make a transfer of all (but not less than all) of its rights and obligations under this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement). Any purported transfer that is not in compliance with this provision will be void.
Section 15.5    This Agreement may not be amended, changed, modified or terminated except by the parties hereto in writing.
Section 15.6    This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York without regard to conflict of laws principles that would result in the application of any law other than the law of the State of New York.
Section 15.7    If this Agreement is executed by or on behalf of any party hereto by a Person acting under a power of attorney given by such party, such Person hereby states that at the time of execution hereof such Person has no notice of revocation of the power of attorney by which such Person has executed this Agreement as such attorney.
Section 15.8    Nothing contained in this Agreement (i) shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities; or (ii) shall be construed in any way as precluding or restricting the Initial Purchaser's right to sell or offer for sale any securities issued by any Person, including securities similar to, or competing with, any of the Notes.
ARTICLE XVI

RECOGNITION OF U.S. SPECIAL RESOLUTION REGIMES
Section 16.1    (a) In the event that the Initial Purchaser is a Covered Party that becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a State of the United States.
(b)    In the event that the Initial Purchaser is a Covered Party or any BHC Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.
Section 16.2    For purposes of this Article XVI, the terms listed below have the respective meanings specified below:
"BHC Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. §1841(k).
"Covered Party" means any party to this Agreement that is one of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
"U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been entered into on the date first set forth above.
BARINGS PRIVATE CREDIT CORPORATION CLO 2026-1,
as Issuer
By:     /s/ John Fawkes
    Name: John Fawkes
    Title: Director
Note Purchase Agreement

BARINGS PRIVATE CREDIT CLO 2026-1, LLC,
as Co-Issuer
By:     /s/ Donald J. Puglisi___________________
Name: Donald J. Puglisi
Title: Independent Manager
Note Purchase Agreement

BNP PARIBAS SECURITIES CORP.,
as Initial Purchaser
By:    /s/ Philip Rosenman
Name: Philip Rosenman
Title: Director
By:    /s/ Julien Flacassier
Name: Julien Flacassier
Title: Director

Note Purchase Agreement

SCHEDULE 1
ADDITIONAL REPRESENTATIONS, WARRANTIES
AND COVENANTS OF THE CO-ISSUERS
1.    United Kingdom and EEA
Each of the Issuer and the Co-Issuer represents, warrants and agrees that:
(a)    it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the European Economic Area ("EEA"). For the purposes of this provision:
(i)    the expression "retail investor" means a person who is one (or more) of the following;
(A)    a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or
(B)    a customer within the meaning of Directive (EU) 2016/97 (known as the Insurance Distribution Directive) as amended or superseded, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(C)    not a qualified investor as defined in Regulation (EU) 2017/1129 (as such regulation may be amended or superseded from time to time); and
(ii)    the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(b)    the Notes are not being offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom ("UK"). For the purposes of this provision:
(i)    the expression "retail investor" means a person who is either one (or both) of the following;
(A)    not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended ("EUWA"); or
(B)    not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (as may be amended from time to time); and

(ii)    the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.
(c)    consequently, no disclosure document required by the FCA Product Disclosure Sourcebook ("DISC") for offering, selling or distributing the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

SCHEDULE 2
NOTES PURCHASED BY THE INITIAL PURCHASER

Class of Notes	Aggregate Principal Amount	Purchase Price
Class A Notes	U.S.$275,000,000	100%
Class B Notes	U.S.$65,000,000	100%
Class C Notes	U.S.$30,000,000	100%
Subordinated Notes	U.S.$129,000,000	100.6903%